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                                                                      EXHIBIT 12

Jordan Industries
Ratio of Earnings to Fixed Charges

ALL AMOUNTS RESTATED FOR DISCONTINUED OPERATIONS OF JII PROMOTIONS

                                           Three Months
                                          Ended March 31,                            Year Ended December 31,
                                      ----------------------     --------------------------------------------------------------
                                        2004          2003          2003         2002          2001         2000        1999
                                      --------      --------     ----------   ----------    ----------   ----------  ----------
Interest expense                        23,659       20,745         83,215       89,332       91,313       91,986       87,015
Interest income                           (270)        (267)        (1,353)      (1,249)        (791)      (5,464)      (1,083)
                                      ----------------------------------------------------------------------------------------
Interest expense, net                   23,389       20,478         81,862       88,083       90,522       86,522       85,932

Rent expense                             4,353        4,353         17,412       18,275       18,229       15,979       13,249
x 33%                                       33%          33%            33%          33%          33%          33%          33%
                                      ----------------------------------------------------------------------------------------

Interest portion of rent expense         1,436        1,436          5,746        6,031        6,016        5,273        4,372

Total fixed charges                     24,825       21,914         87,608       94,114       96,538       91,795       90,304

Pretax income                          (12,507)      (3,393)       (29,863)      53,197      (62,246)     (40,314)      (7,878)
                                      ----------------------------------------------------------------------------------------

Pretax income + fixed charges           12,318       18,521         57,745      147,311       34,292       51,481       82,426

Fixed charges                           24,825       21,914         87,608       94,114       96,538       91,795       90,304
                                      ----------------------------------------------------------------------------------------

Difference (Deficiency)                (12,507)      (3,393)       (29,863)      53,197      (62,246)     (40,314)      (7,878)
                                      ========================================================================================
Ratio                                     0.50         0.85           0.66         1.57         0.36         0.56         0.91

Proforma Ratio of Earnings to Fixed Charges

                                          Three Months     Year Ended
                                         Ended March 31,  December 31,
                                              2004            2003
                                         ---------------  ------------
Interest expense                             17,236          57,525
Interest income                                (270)         (1,353)
                                            -----------------------
Interest expense, net                        16,966          56,172

Rent expense                                  4,353          17,412
x 33%                                            33%             33%
                                            -----------------------

Interest portion of rent expense              1,436           5,746

Total fixed charges                          18,403          61,917

Pretax income                               (12,507)        (29,863)
                                            -----------------------

Pretax income + fixed charges                 5,896          32,054

Fixed charges                                18,403          61,917
                                            -----------------------

(Deficiency)                                (12,507)        (29,863)
                                            =======================

Ratio                                          0.32            0.52